UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2011

Wolverine World Wide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-06024	38-1185150
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9341 Courtland Drive Rockford, Michigan	49351
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 866-5500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2011, the Board of Directors of Wolverine World Wide, Inc. (the “Company”) increased the size of the Board of Directors (“the Board”) from eleven directors to twelve directors and appointed Nicholas T. Long to the newly-created board seat on the Company’s Board. Mr. Long will serve as a member of the class of directors whose terms expire at the Company’s 2014 annual meeting of stockholders. Mr. Long has not been appointed to serve on any committees of the Company’s Board. In connection with Mr. Long’s appointment to the Board, Mr. Long received an award of stock options on July 14, 2011 for a number of shares equal to $210,000 divided by the closing price of the Company’s common stock on that date. These stock options have an exercise price equal to the closing price of the Company’s common stock on July 14, 2011. In addition, Mr. Long will receive the standard director compensation as described in the section entitled Non-Employee Director Compensation in Fiscal Year 2010 in the Company’s definitive proxy statement for its 2011 annual meeting of shareholders filed with the Securities and Exchange Commission on March 11, 2011. The Company will enter into an indemnification agreement with the Mr. Long on the Company’s standard form for directors as described in and filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 14, 2011

WOLVERINE WORLD WIDE, INC.
(Registrant)

/s/ Kenneth A. Grady
Kenneth A. Grady
General Counsel and Secretary